                                                                    EXHIBIT 10.5

                                                                  April 17, 2005

GameStop Corp.
2250 William D. Tate Ave.
Grapevine, Texas 76501

Attention: Mr. David Carlson
           Chief Financial Officer

Dear Mr. Carlson:

1.    COMMITMENT

      We are pleased to advise you of the commitment of Bank of America, N.A. ("BOFA"), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("ML") and Citigroup (as defined below), subject to the terms and conditions hereof, to provide a senior secured revolving credit facility in the amount of $400,000,000 (the "REVOLVING CREDIT FACILITY") in favor of (a) a holding company that upon the consummation of the Acquisition of the Target (the identity of which the Agents and the Arrangers have previously been advised) will hold all of the equity interests of GameStop Corp. and the Target, (b) GameStop Corp., (c) the Target, and (d) certain of the subsidiaries of each of the foregoing (collectively, the "BORROWER"), all as contemplated on the Summary of Terms and Conditions (the "TERM SHEET") annexed to this letter as EXHIBIT A. Each of BofA, ML, and Citigroup severally commits that each such institution will participate in thirty-three and one-third percent (33 1/3%) of the Revolving Credit Facility. For purposes of this letter, "Citigroup" means Citigroup Global Markets Inc. ("CGMI"), Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated herein.

2.    AGENTS

      BofA will act as Administrative Agent and Collateral Agent (and is referred to herein in such capacity as the "ADMINISTRATIVE AGENT") for itself and other lenders (the "LENDERS") which fund the Revolving Credit Facility. An affiliate of CGMI will act as Syndication Agent (the "SYNDICATION AGENT"). ML will act as Documentation Agent (the "DOCUMENTATION AGENT" and collectively with the Administrative Agent and the Syndication Agent, the "AGENTS").

3.    SYNDICATION

      BofA, ML, and CGMI reserve the right to syndicate the Revolving Credit Facility to other lenders. In such event, Banc of America Securities LLC., CGMI and ML will act as the Joint Lead Arrangers and Joint Lead Bookrunners (in such capacity, the "ARRANGERS") and as the exclusive syndication managers for the Revolving Credit Facility and, in such capacity, the Arrangers will perform the duties and exercise the authority customarily associated with such role. No additional agents, arrangers or syndication managers will be appointed with respect to

GameStop Corp.
April 17, 2005
Page 2

the syndication of the Revolving Credit Facility. The Arrangers, in their sole discretion, but in consultation with the Borrower, will manage all aspects of the syndication of the Revolving Credit Facility, including the selection of lenders reasonably acceptable to the Borrower and the Arrangers, the determination of when to approach potential lenders, the titles and roles given various lenders, and the final allocation of the commitments among the lenders. Subject to the preceding sentence, the Arrangers shall, in all events, have the final say concerning all aspects of the syndication. BofA, ML, and Citigroup shall be released from a portion of their respective commitments hereunder in an aggregate amount equal to the commitment of those lenders which commit and subscribe to the Revolving Credit Facility. In connection therewith, each of BofA, ML, and Citigroup shall be reduced to a hold level reasonably satisfactory to the Arrangers.

      The Borrower will be reasonably responsive in assisting the Arrangers in achieving a successful syndication, including (a) direct contact during the syndication between the Borrower's senior officers, representatives, and advisors, on the one hand, and the Arrangers; and (b) providing the Arrangers with all such financial and other information in the Borrower's possession with respect to the Borrower and the transactions contemplated by this letter, including but not limited to financial projections and forecasts relating to the foregoing not presently in the possession of the Arrangers and which the Arrangers reasonably may request from time to time.

      The provisions of this Paragraph 3 shall survive any closing of the Revolving Credit Facility in the event that a successful syndication has not been completed at the time of such closing.

4.    INDEMNIFICATION

      Whether or not the credit facility contemplated hereby is established, the Borrower agrees to indemnify and hold harmless each Agent, BofA, ML, Citigroup, the Arrangers, the Lenders, and their respective participants, directors, officers, employees, affiliates, agents, attorneys, accountants, consultants and each other entity, if any, who controls any of the foregoing, and to hold such persons and entities (each, an "INDEMNIFIED PERSON") harmless from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such person or entity may become subject arising out of or in connection with this letter, the Term Sheet, the Revolving Credit Facility, the use of proceeds of the extensions of credit thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided, however, the foregoing indemnification shall not be available, as to any Indemnified Person, on account or in respect to any claim in which a final judgment has been entered by a court of competent jurisdiction finding that such Indemnified Person had acted with gross negligence, willful misconduct or in bad faith. In all such litigation, or the preparation therefor, the Agents and such Indemnified Party shall be entitled to select their own counsel and the Borrower agrees

GameStop Corp.
April 17, 2005
Page 3

to pay promptly the reasonable fees and expenses of such counsel, provided that the Indemnified Parties who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Indemnified Parties (absent a conflict of interest, in which case the Indemnified Parties may engage and be reimbursed for additional counsel).

      The Borrower also agrees that neither any Indemnified Person, nor any of their respective affiliates, partners, directors, officers, agents, employees or controlling persons, shall have any liability to the Borrower, any person asserting claims on behalf or in right of the Borrower or any other person in connection with or as a result of either the syndication or any matter referred to herein or in the loan documentation except for any claim in which a final judgment has been entered by a court of competent jurisdiction finding that such Indemnified Person had acted with gross negligence, willful misconduct or in bad faith.

      No Indemnified Person shall be liable for any indirect, special, punitive, or consequential damages in connection with or arising out of this letter or the transactions contemplated hereby. The indemnification contained in this Section 4 shall survive any termination of the commitments hereunder.

5.    REIMBURSEMENT

      The Borrower shall reimburse the Agents, BofA, ML, Citigroup, and the Arrangers from time to time on demand for reasonable out-of-pocket expenses (including, but not limited to, reasonable expenses of due diligence investigation, reasonable syndication expenses, reasonable travel expenses and reasonable fees, disbursements and charges of its counsel), in each instance incurred in connection with the Revolving Credit Facility and the preparation of this letter, the Term Sheet and the definitive documentation for the Revolving Credit Facility, whether or not the transactions contemplated by this letter are closed.

      Upon acceptance of this commitment letter, the Borrower shall pay to the Administrative Agent the sum of $100,000 (the "EXPENSE DEPOSIT"). The Expense Deposit shall be applied to reimburse the Agents, BofA, ML, Citigroup, the Arrangers for any fees and expenses reasonably incurred in connection with the transaction contemplated by this letter (including, without limitation, reasonable legal, appraisal, and commercial finance examination fees). From time to time, the Borrower shall furnish supplemental Expense Deposits in such amounts as may be reasonably requested by the Agents and the Arrangers. In any event, the Borrower shall remain obligated to reimburse the Agents, BofA, ML, Citigroup, the Arrangers for any fees and expenses reasonably incurred in connection with the transaction contemplated by this letter (including, without limitation, reasonable legal, appraisal, and commercial finance examination fees) not covered by the Expense Deposit. The provisions of this paragraph shall survive any closing of the Revolving Credit Facility and any termination of BofA's, ML's, or Citigroup's commitments hereunder. All amounts payable under this Section 5 shall not be subject to counterclaim or offset for, or otherwise be affected by, any claim or dispute relating to any other matter.

GameStop Corp.
April 17, 2005
Page 4

6.    CLOSING

      This letter shall terminate unless accepted by the Borrower on or before 5:00 p.m. (New York time) on April 18, 2005, by signing below and returning this letter so signed to the Administrative Agent. Further, after this letter is so accepted, this letter and the commitments herein contained may be terminated by the Agents and the Arrangers and shall be of no further force or effect, if either the Expense Deposit or a non-refundable deposit of $500,000 (the "NON-REFUNDABLE DEPOSIT") shall not have been paid to the Administrative Agent on or before 5:00 p.m. (New York time) on April 18, 2005. Time and strict performance are of the essence with respect to all of the terms, conditions and provisions of this letter.

      If the Revolving Credit Facility closes, the Non-Refundable Deposit shall be applied by the Administrative Agent toward the Underwriting Fee (as defined in the Fee Letter) payable by the Borrower on the Closing Date. If the Revolving Credit Facility is not consummated, BofA, ML, and Citigroup and their respective affiliates may retain the Non-Refundable Deposit towards compensation for their lost opportunity costs and their efforts to establish the facility contemplated by this letter.

      If this letter is so accepted, then, subject to the terms and conditions of this letter, BofA, ML, and Citigroup would be obligated to establish the Revolving Credit Facility if all conditions precedent thereto are satisfied (as reasonably determined by each of the Agents) on or before October 31, 2005 provided that such date shall be automatically extended to December 31, 2005 to the extent the Outside Date (as defined in the Merger Agreement for the acquisition of the Target) is extended to December 31, 2005 pursuant to Section 8.1(b)(i) of the Merger Agreement (as in effect on the date of its execution).

      This letter does not constitute an unconditional commitment to lend. Such a commitment will exist only following: the execution and delivery of definitive loan documents (each in form reasonably satisfactory to each of the Agents); the recordation of such instruments and documents as the Administrative Agent reasonably determines to be appropriate under the circumstances; and the satisfaction of all conditions precedent referenced herein, in the Term Sheet, or in any of the loan documents.

7.    NONTRANSFERABILITY OF COMMITMENT

      The identity of the Borrower is of material importance to each of BofA, ML, and Citigroup. Consequently, this commitment may not be assigned or transferred by the Borrower. BofA, ML, and/or Citigroup may assign its obligations (a) under this commitment to any present or future affiliate, or (b) after the closing of the Revolving Credit Facility, in accordance with the loan documentation.

8.    NON-DISCLOSURE OF COMMITMENT; EXCLUSIVE DEALINGS

GameStop Corp.
April 17, 2005
Page 5

      The Borrower covenants that, from and after the date of this letter, and until the consummation of the transactions contemplated herein (including successful completion of the syndication, as determined by the Arrangers) or the expiry of the commitment provided for herein, the Borrower (and its affiliates, officers, directors, employees, agents and representatives) shall not directly or indirectly solicit, initiate, encourage, facilitate, discuss, syndicate, issue, or attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, (a) any other bank financing of the Borrower, or (b) any debt facility or debt security (including renewals thereof) (other than the Bridge/Permanent Facility (as defined in the Term Sheet) and any substitutions thereof or replacements therefore (subject to the provisions of Paragraph 9 of the "Conditions Precedent" in the Term Sheet)), in each case, without the prior written consent of the Arrangers. For purposes of clarification, the foregoing covenant shall not be applicable to the extent that the transactions contemplated herein are not consummated due to the condition set forth in Paragraph 9 of the "Conditions Precedent" in the Term Sheet.

      Except as, and only to the extent required under applicable laws, the Borrower shall maintain as confidential the terms or conditions of this letter, the Term Sheet, or the Fee Letter. Without limiting the foregoing, this letter and the Term Sheet may not be disclosed by the Borrower to any persons (including any existing lenders of the Borrower) other than (a) the Bridge/Permanent Agent and its officers, directors, employees and affiliates and its accountants, financial advisors, and counsel, (b) the Target and its officers, directors, employees and affiliates and its accountants, financial advisors, and counsel, and (c) the officers, directors, employees and affiliates of the Borrower and its accountants, financial advisors, and counsel. The knowing and intentional failure to comply with the foregoing provisions shall, at the option of BofA, ML, or Citigroup, as applicable, automatically terminate any and all of its respective obligations with respect to the financing contemplated hereunder; except that the confidentiality provisions of this
Section 8 shall survive any such termination.. Notwithstanding anything to the contrary herein, the Borrower (and each of its affiliates, employees, representative, and agents) may disclose to any and all persons, without limitation, the structure and tax aspects of the transaction contemplated hereby, and all materials of any kind (including opinions and other tax analyses) that are provided to the Borrower related to such structure and tax aspects.

9.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

      This Commitment Letter and the Fee Letter accompanying this letter shall be governed by and construed in accordance with, the laws of the State of New York. The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to this letter or the Revolving Credit Facility may be brought in any New York state court or federal court sitting in New York City, as the Administrative Agent may elect in its sole discretion. By acceptance of this letter, the Borrower for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under or with respect to this letter or the Revolving Credit Facility and consents to the granting of such legal or equitable remedy as is

GameStop Corp.
April 17, 2005
Page 6

deemed appropriate by the relevant court. The Borrower further agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this letter or the Revolving Credit Facility shall be brought solely in any New York state court or federal court sitting in New York City and that such courts shall have exclusive jurisdiction with respect to any such action.

      The Borrower, the Agents, BofA, ML, Citigroup, the Arrangers make each of the following waivers knowingly, voluntarily, and intentionally, and understand that the Agents, BofA, ML, Citigroup, the Arrangers, in providing this letter, and the Borrower, are each relying on such waivers.

      THE BORROWER, THE AGENTS, BOFA, ML, CITIGROUP, AND THE ARRANGERS EACH WAIVES THE FOLLOWING:

      THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BORROWER, THE AGENTS, BOFA, ML, CITIGROUP, THE ARRANGERS, OR ANY LENDER TO WHICH A PART OF THE REVOLVING CREDIT FACILITY IS PARTICIPATED, IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BORROWER, THE AGENTS, BOFA, ML, CITIGROUP, THE ARRANGERS, AND/OR SUCH LENDER OR PARTICIPANT OR IN WHICH THE BORROWER, THE AGENTS, BOFA, ML, CITIGROUP, THE ARRANGERS, OR SUCH LENDER OR PARTICIPANT, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE AGENTS, BOFA, ML, CITIGROUP, THE ARRANGERS, OR SUCH LENDER.

GameStop Corp.
April 17, 2005
Page 7

      If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to the Administrative Agent.

                                            Very truly yours,

                                            BANK OF AMERICA, N.A.

                                            By /s/ Stephen S. Garvin
                                               ---------------------------------
                                            Title: Managing Director

                                            CITIGROUP GLOBAL MARKETS INC.

                                            By /s/ William Washburn
                                               ---------------------------------
                                            Title: Vice President and Director

                                            BANC OF AMERICA SECURITIES LLC

                                            By /s/ Thomas J. Bullard
                                               ---------------------------------
                                            Title: Managing Director

                                            MERRILL LYNCH CAPITAL, a division
                                            of MERRILL LYNCH BUSINESS
                                            FINANCIAL SERVICES INC.

                                            By /s/ Michele Kovatchis
                                               ---------------------------------
                                            Title: Director

The foregoing is agreed to:
GAMESTOP CORP.

By /s/ David W. Carlson
   ----------------------------------
Title:  Executive Vice President and
        Chief Financial Officer
Dated:  April 17, 2005

GameStop Corp.
April 17, 2005
Page 8

                         SUMMARY OF TERMS AND CONDITIONS
                                 GAMESTOP CORP.
              $400,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY

                                 APRIL 17, 2005

BORROWERS:                    Collectively, (a) a holding company that upon the
                              consummation of the Acquisition of the Target (the identity of which the Agents and the Arrangers have previously been advised) will hold all of the equity interests of GameStop Corp. and the Target,
                              (b) GameStop Corp., (c) the Target, and (d) certain of the subsidiaries of each of the foregoing (collectively, the "Borrower").

GUARANTORS:                   All wholly owned domestic subsidiaries. Foreign
                              subsidiaries shall not be required to be Guarantors.

ADMINISTRATIVE AGENT:         Bank of America, N.A.

COLLATERAL AGENT:             Bank of America, N.A. (in its capacities as
                              Administrative Agent and Collateral Agent, the
                              "Administrative Agent").

JOINT LEAD ARRANGERS
AND JOINT LEAD
BOOKRUNNNERS:                 Banc of America Securities LLC., Citigroup Global
                              Markets Inc. ("CGMI") and Merrill Lynch Capital, a division of Merrill Lynch Business Financial
                              Services Inc. (collectively, the "Arrangers").

SYNDICATION AGENT:            An affiliate of CGMI (the "Syndication Agent").

DOCUMENTATION AGENT:          Merrill Lynch Capital, a division of Merrill Lynch
                              Business Financial Services Inc. (the
                              "Documentation Agent" and collectively with the Administrative Agent and the Syndication Agent, the "Agents")

LENDERS: A syndicate of financial institutions, including the Agents and an affiliate of CGMI, which institutions shall be acceptable to the Borrower and the Arrangers.

SENIOR SECURED
CREDIT FACILITY:              Five-year Senior Secured Revolving Credit Facility
                              (herein referred to as the "Revolving Credit
                              Facility" or the "Facility") in the initial amount of $400,000,000 (the

GameStop Corp.
April 17, 2005
Page 9

                              "Facility Cap"), which will include a $50,000,000 sublimit for the issuance of letters of credit (the "Letters of Credit").

PURPOSE: The Facility shall be used for refinancing of existing working capital indebtedness of the Borrower and the Target, and, at the Borrower's option, for refinancing of other indebtedness, to pay transaction costs in connection with the acquisition of the Target and for other general corporate purposes, including letters of credit, working capital, capital expenditures, dividends, share repurchases and acquisitions permitted under the documentation for the Facility.

LETTERS OF CREDIT:            A portion of the Revolving Credit Facility, not in
                              excess of $50,000,000, shall be available for the issuance of Letters of Credit by Bank of America, N.A. or an affiliate of CGMI (in such capacity the "Issuing Lender"). No Letter of Credit shall have an expiration date after the earlier of (i) one year after the date of issuance and (ii) five business days prior to the Maturity of the Revolving Credit Facility, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

L/C ISSUING BANK:             Bank of America, N.A. or an affiliate of CGMI.

CLOSING: To be mutually agreed upon by the Agents and the Borrower, but in any event no later than October 31, 2005, provided that such date shall be automatically extended to December 31, 2005 to the extent the Outside Date (as defined in the Merger Agreement for the acquisition of the Target) is extended to December 31, 2005 pursuant to Section 8.1(b)(i) of the Merger Agreement (as in effect on the date of its execution).

MATURITY:                     The Facility shall terminate and all amounts
                              outstanding thereunder shall be due and payable in full five years from Closing.

PRIORITY AND SECURITY:        The Facility will be secured by a first priority
                              perfected security interest in all assets of the Borrower and the Guarantors, including, without limitation, (i) inventory, (ii) accounts receivable, including credit card receivables,
                              (iii)

GameStop Corp.
April 17, 2005
Page 10

                              documents, (iv) general intangibles, including trade names, trademarks and other intellectual property, (v) furniture, fixtures and equipment,
                              (vi) bank and investment accounts, (vii) investment property, including a pledge of subsidiary stock (foreign subsidiary pledge will be limited to 65% of the capital stock), (viii) owned real estate, (ix) claims and causes of action relating to the foregoing, and (x) all proceeds of the foregoing, whether now owned or hereafter acquired.

BORROWING BASE/
ADVANCE RATES:                The aggregate amount of Loans and Letters of
                              Credit outstanding under the Facility shall never exceed the lesser of the (a) Borrowing Base and
                              (b) the Facility Cap.

                              Borrowing Base: (i) The sum of lesser of (A) the cost of Eligible Inventory (as defined in the Borrower's existing Credit Agreement, subject to adjustment after completion of due diligence) multiplied by the inventory advance rate, or (B) 90% of the net appraised inventory liquidation value, plus (ii) 85% of Eligible Credit Card Receivables (to be defined in the definitive loan documentation), less (iii) reserves.

                              Inventory Advance Rate: The initial inventory advance rate for the Borrower's inventory will be 55%. The initial inventory advance rate for the Target's inventory will be set at 50%. The inventory advance rates may be adjusted after the completion of due diligence as set forth below.

                              From the due diligence process, the Administrative Agent may adjust the Borrowing Base, advance rates, and the standards of eligibility and reserves. The due diligence will include but not be limited to an inventory appraisal and a commercial finance examination of the Borrower and the Target.

                              Borrowing Base collateral reporting will be provided to the Administrative Agent on a monthly basis, provided that no Event of Default has occurred. After the occurrence of the earlier of
                              (i) uncapped (i.e. without regard to the Facility
                              Cap) availability under the Borrowing Base falls below 20% of the Borrowing Base, or (ii) an Event of Default, the

GameStop Corp.
April 17, 2005
Page 11

                              Administrative Agent may require Borrowing Base collateral reporting on a weekly basis.

INTEREST RATES:               As set forth in Addendum I.

FEES/EXPENSES:                As set forth in Addendum I.

MANDATORY PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                   The Borrower shall not be required to make any
                              prepayments of the Facility except (i) if, and to the extent that, the total credit extensions exceed the lesser of the then amounts available under the Borrowing Base, or the Facility Cap (as such may be reduced by the Borrower as provided below), and (ii) as may be required by the Lenders after the occurrence and during the continuance of an event of default.

OPTIONAL PREPAYMENTS
AND COMMITMENT
REDUCTIONS:                   The Borrower may prepay the Facility, in whole or
                              in part at any time without penalty, subject to reimbursement of each Lender's breakage and redeployment costs in the case of prepayment of LIBOR borrowings. The unutilized portion of any commitment under the Facility may be irrevocably canceled by the Borrower in whole or in part. Such optional prepayments and commitment reductions will be required to be in minimum amounts to be determined.

CONDITIONS PRECEDENT:         Closing shall be conditioned upon satisfaction of
                              the following conditions precedent and other conditions customary to transactions of this type, or reasonably required by the Agents and the Arrangers.

                              1.    Preparation, execution and delivery of
                                    definitive documentation (the "Definitive
                                    Documentation") satisfactory to the
                                    Administrative Agent and the Arrangers
                                    (including a certified Borrowing Base
                                    certificate and reasonably appropriate
                                    security documentation).

                              2. Legal opinions of counsel to the Borrower and Guarantors reasonably satisfactory in form and

GameStop Corp.
April 17, 2005
Page 12

                                    substance to the Administrative Agent and the Arrangers including, without limitation, with respect to the enforceability and perfection of the Administrative Agent's security interests.

                              3. Not later than 30 days before the Closing Date, the Agents shall have received (a) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of GameStop Corp. and the Target for the three fiscal years ended before the Closing Date and (b) to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of each of GameStop Corp. and the Target for each completed fiscal quarter since the date of such audited financial statements (and, to the extent available, for each completed month since the last such quarter), which audited and unaudited financial statements shall be prepared in accordance with, or reconciled to, United Stated generally accepted accounting principles ("GAAP").

                              4. The Administrative Agent shall have filed all such financing statements and shall have given all such notices as may be necessary for the Administrative Agent to perfect its security interest in the collateral and to assure its first-priority status therein.

                              5.    The accuracy and completeness in all
                                    material respects of all representations that GameStop Corp., the Target and their respective affiliates make to the Agents and the Arrangers and all information (other than financial projections) that GameStop Corp., the Target and their respective affiliates furnish to the Agents and the Arrangers.

                              6. The absence of any change, effect, event, occurrence or state of facts that is materially adverse to the business, financial condition, or results of operations of the Target, other than any changes, effects, events, occurrences or state of

GameStop Corp.
April 17, 2005
Page 13

                                    facts relating to (i) the economy or
                                    financial markets in general, (ii)
                                    negotiation and entry into the Merger
                                    Agreement, the announcement of the Merger
                                    Agreement or the undertaking and performance or observance of the obligations contemplated by the Merger Agreement or necessary to consummate the transactions contemplated hereby (including adverse effects on results of operations attributable to the uncertainties associated with the period between the date hereof and the Closing Date), (iii) fluctuation in GameStop Corp.'s or the Target's stock price
                                    (iv) the effect of incurring and paying
                                    Expenses (as defined in the Merger
                                    Agreement) in connection with negotiating, entering into, performing and consummating the transactions contemplated by the Merger Agreement, (v) changes in GAAP after the date hereof, and (vi) product shortages and delays in product introductions consistent with those that occurred in 2004; ; provided, that with respect to clause (i) such changes, effects, events, occurrences or state of facts do not disproportionately affect such Persons (as defined in the Merger Agreement) relative to the other participants in the industries in which such Persons operate; provided, further, that, for the avoidance of doubt, compliance with (and the consequences thereof) the terms of the Merger Agreement (including Section 6.5 thereof, except for Section 6.5(a)(vi)) shall not be taken into account in determining whether a material adverse effect shall have occurred or shall be expected to occur for any and all purposes.

                              7. The consummation of the acquisition of the Target on the terms set forth in the Merger Agreement dated on or about the date hereof, with such modifications as the Target and the Borrower may agree (other than amendments, modifications or waivers which are adverse to the Lenders, which modifications, amendments or waivers shall be reasonably acceptable to the Agents and the Arrangers).

GameStop Corp.
April 17, 2005
Page 14

                              8.    The Borrower shall have received the
                                    proceeds from a senior bridge facility or permanent securities (the "Bridge/Permanent Facility") which Bridge/Permanent Facility shall be consistent with the terms previously disclosed to the Agents, with such modifications as the agents under the Bridge/Permanent Facility and the Borrower may agree (other than modifications which are adverse to the Lenders, which modifications shall be reasonably acceptable to the Agents and the Arrangers).

                              9. The proposed financing is subject to the condition that no material changes in governmental regulations or policies affecting any Lender's ability to perform its obligations under the commitment letter occur prior to the Closing Date.

                              10. There shall be no defaults or events of default on the Closing Date under the definitive documents for the Facility.

                              11. The Borrower shall have excess borrowing availability on the Closing Date (after giving effect to the loans to be made and letters of credit to be issued on the Closing Date) of at least $150,000,000.

                              12. The Agents shall have received a solvency certificate, in form and substance and from the chief financial officer of Borrower, together with such other evidence reasonably requested by the Agents, confirming the solvency of Borrower and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby.

                              13.   All requisite material governmental
                                    authorities and, except as would not
                                    reasonably be expected to have or result in a Material Adverse Effect (as defined in paragraph 6, of these conditions precedent, without giving effect to clause (ii) of such definition), all third parties shall have approved or consented to the transactions contemplated hereby (including the

GameStop Corp.
April 17, 2005
Page 15

                                    Acquisition) to the extent required, all applicable appeal periods shall have expired and there shall be no material governmental or judicial action, actual or threatened, that could reasonably be expected to materially restrain, prevent or impose burdensome conditions on such transactions.

                              14.   Other customary closing conditions,
                                    including absence of prepayment events or creation of liens under debt instruments or other agreements as a result of the transactions contemplated hereby; evidence of authority; compliance with applicable laws and regulations; and payment of fees and expenses.

REPRESENTATIONS AND
WARRANTIES:                   Usual and customary for transactions of this type,
                              generally consistent with those in the Borrower's existing Credit Agreement.

PERMITTED REPURCHASES:        The Borrower shall be allowed to make unlimited
                              repurchases of the Borrower's common stock provided that each of the following conditions is satisfied: (i) no default or event of default exists immediately prior to, or after giving effect to any such repurchase; (ii) uncapped (i.e.
                              without regard to the Facility Cap) availability under the Borrowing Base has been equal to or greater than 25% of the Borrowing Base for each day of thirty (30) days immediately prior to any such Permitted Repurchase; (iii) uncapped (i.e.
                              without regard to the Facility Cap) availability under the Borrowing Base is equal to or greater than 25% of the Borrowing Base following such repurchase; and (iv) uncapped (i.e. without regard to the Facility Cap) availability under the Borrowing Base is projected on a pro forma basis to be at least 25% of the Borrowing Base for each day of the 120 day period immediately following such repurchase.

OTHER COVENANTS:              Other affirmative and negative covenants to
                              include without limitation:

                              a) Usual and customary financial reporting requirements and certain asset based reporting

GameStop Corp.
April 17, 2005
Page 16

                                    requirements, including monthly projections of sales and inventory levels.

                              b) Usual and customary covenants related to maintenance of properties and insurance, payment of taxes, compliance with laws, contracts, and permits; and ERISA generally consistent with those in the Borrower's existing Credit Agreement.

                              c) Usual and customary covenants related to indebtedness, guarantees, liens, investments, loans, mergers, acquisitions, dividends, distributions, restricted payments and transactions with affiliates, subject to allowances to be agreed by the Agents, the Arrangers and the Borrower following completion of due diligence, provided that (i) no proceeds of the Facility may be utilized to pay principal or fees on the Bridge/Permanent Facility, and
                                    (b) acquisitions, dividends and
                                    distributions will be otherwise permitted on the same terms and limitations as are set forth above for Permitted Repurchases.

                              d) The Administrative Agent will have the right to conduct periodic commercial finance examinations and appraisals, as set forth below.

EXAMS/APPRAISALS:             The Borrower shall be responsible for the
                              reasonable costs of one commercial financial examination and one inventory appraisal prior to Closing. The Administrative Agent shall be entitled to conduct additional periodic commercial finance exams and inventory appraisals at reasonable times and upon reasonable notice at its own discretion, all at the expense of the Borrower, provided that prior to the occurrence of an event of default, (a) if the Borrower's usage of the Facility is at all times less than fifty percent (50%) of the lesser of the Facility Cap or the Borrowing Base, the Administrative Agent may conduct only one commercial finance exam and inventory appraisal in any twelve month period, and (b) if the Borrower's usage of the Facility is at any time greater than fifty percent (50%) of the lesser of the Facility Cap or the Borrowing
                              Base, the Administrative Agent may conduct up to two commercial

GameStop Corp.
April 17, 2005
Page 17

                              finance exams and inventory appraisals in any twelve month period. The limitations set forth in the proviso above shall be inapplicable after the occurrence of an event of default and the Administrative Agent may, after the occurrence of any such event of default, conduct additional periodic commercial finance exams and inventory appraisals at reasonable times and upon reasonable notice at its own discretion, all at the expense of the Borrower.

FINANCIAL COVENANTS:          In the event that the outstanding Loans and
                              Letters of Credit under the Facility at any time exceed 80% of the lesser of the Borrowing Base or the Facility Cap, the Borrower will be obligated to comply with a Fixed Charge Coverage Covenant of at least 1.5:1.0. Fixed Charge Coverage shall be defined in the same manner as in the Borrower's existing Credit Agreement.

SPRINGING CASH CONTROL:       The Administrative Agent will require a blocked
                              account agreement with the Borrower's primary cash concentration bank, such that the Borrower's daily cash receipts must be directed to an account at the Administrative Agent in the event that uncapped (i.e. without regard to the Facility Cap) availability under the Borrowing Base falls below
                              15% of the Borrowing Base.

EVENTS OF DEFAULT:            Usual and customary in transactions of this type,
                              to include without limitation: (i) nonpayment of principal, interest, fees or other amounts (with grace periods as applicable), (ii) violation of covenants (with cure periods as applicable), (iii) material inaccuracy of representations and warranties, (iv) cross-default to other material indebtedness, (v) bankruptcy and other insolvency events, (vi) material judgments, (vii) ERISA matters, and (viii) change of control.

INDEMNIFICATION:              The Borrower shall indemnify the Agents, the
                              Arrangers and the Lenders and each of their respective affiliates and their respective officers, directors, employees, agents, advisors, attorneys and representatives from and against all losses, liabilities, claims, damages or expenses arising out of or relating to any investigation, litigation or other proceeding (whether or not an indemnitee is a party thereto) related to the entering into and/or performance of

GameStop Corp.
April 17, 2005
Page 18

                              the loan agreement and other definitive credit documentation for the Facility, the Borrower's use of loan proceeds or the consummation of any other transactions contemplated in the definitive credit documentation for the Facility, including, but not limited to, reasonable attorneys' fees, and settlement costs, except any resulting from the gross negligence, bad faith, or willful misconduct of the indemnitee. This indemnification shall survive and continue for the benefit of the indemnitees at all times after the Borrower's acceptance of the Agents' and the Arrangers' commitments for the Facility, notwithstanding any failure of the Facility to close, but shall terminate and be superceded by the provisions of definitive documentation for the Facility.

GOVERNING LAW:                The State of New York.

AGENTS' COUNSEL:              Riemer & Braunstein, LLP.

OTHER: This Summary of Terms is intended as an outline of certain of the material terms of the Facility and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive documentation for the Facility contemplated hereby. The Borrower, the Agents and the Arrangers shall each waive its right to a trial by jury.

GameStop Corp.
April 17, 2005
Page 19

                                   ADDENDUM I
                                FEES AND EXPENSES

INTEREST RATES:               The Revolving Credit Facility shall bear interest
                              at a rate equal to LIBOR plus the Applicable
                              Margin or the Alternate Base Rate plus the Applicable Margin (to be defined as the higher of (i) the Administrative Agent's prime rate and (ii) the Federal Funds rate plus .50%). The Applicable
                              Margin shall be determined in accordance with the applicable Performance Pricing grid set forth below.

                              The Borrower may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

                              A default rate shall apply on all past due amounts under the Facility at a rate per annum of 2% above the applicable interest rate.

CALCULATION OF
INTEREST AND FEES:            Other than calculations in respect of interest at
                              the Alternate Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360 day year.

COMMITMENT FEE:               The Borrower will pay a fee (the "Commitment
                              Fee"), determined in accordance with the applicable Performance Pricing grid set forth below, on the unused portion of each Lender's commitment amount reduced by any portion of the Commitment that is irrevocably canceled by the Borrower under the terms of the Facility. The
                              Commitment Fee is payable in arrears at the end of each calendar quarter, commencing upon the first such date to occur after Closing. For purposes of calculating the Commitment Fee, outstanding
                              Letters of Credit shall count as usage under the Revolving Credit Facility.

LETTER OF CREDIT FEES:        The Borrower shall pay a commission on standby
                              Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to LIBOR loans on the face amount of each such letter of credit. Such commission shall

GameStop Corp.
April 17, 2005
Page 20

                              be payable quarterly in arrears. The Borrower shall pay a commission on documentary Letters of Credit at a per annum rate equal to one-half of the Applicable Margin then in effect with respect to LIBOR loans on the face amount of each such letter of credit. A fronting fee to be agreed upon with the Issuing Lender shall be payable quarterly in arrears to such Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment, and negotiation charges shall be payable to the Issuing Lender for its own account.

COST AND YIELD
PROTECTION:                   Customary for transactions and facilities of this
                              type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

EXPENSES:                     The Borrower will pay all reasonable costs and
                              expenses associated with the preparation, due diligence, syndication and enforcement of all documentation executed in connection with the Facility, including without limitation, the legal fees of counsel to the Agents and the Arrangers, regardless of whether or not the Facility is closed. The Borrower will also pay the reasonable expenses of the Agents in connection with the enforcement of any loan documentation for the Facility.

PERFORMANCE PRICING:          The Applicable Margin and Commitment Fee for any
                              fiscal quarter, shall be determined based upon the Performance Pricing Grid outlined below and the ratio of outstanding Total Indebtedness to EBITDA, as of the most recently ended fiscal quarter (as reported on the Borrower's compliance certificate.

LEVEL     DEBT TO EBITDA     APPLICABLE LIBOR MARGIN     APPLICABLE BASE RATE MARGIN     COMMITMENT FEE
-----     --------------     -----------------------     ---------------------------     --------------
I         >=3.5:1.0                   1.75                           0.25                      50.0

II        <3.5:1.0 but>=              1.50                            0.0                      37.5

GameStop Corp.
April 17, 2005
Page 20

          1.0:1.0

III       <1.0:1.0           1.25                        0.0                             37.5

ADMINISTRATIVE
AGENT'S FEE:                  Payable at the times and in the amounts set forth
                              in a Fee Letter of even date.

UNDERWRITING FEE:             Payable at the times and in the amounts set forth
                              in a Fee Letter of even date.